                                                                   EXHIBIT 10.8



                      AMENDED AND RESTATED LOAN AGREEMENT



         THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") is executed effective as of the 21st day of December, 1994, by and between CARRIAGE CLUB OF DENVER, L.P., a Delaware limited partnership ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").


                                    RECITALS

         A. Borrower is the owner of that certain real property located in the City and County of Denver, Colorado, more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, other improvements, fixtures and personal property now or hereafter located thereon (together, the "Project").

         B. Borrower and Lender entered into a loan agreement dated as of October 30, 1990, pursuant to which Borrower is the borrower and Lender is the lender under a loan in the principal amount of $11,640,000.00 (the "1990 Loan Agreement").

         C. Borrower and Lender have agreed to amend and restate the 1990 Loan Agreement.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

        SECTION 1. INCORPORATION OF RECITALS. The Recitals set forth above are hereby incorporated into and made a part of this Agreement.

        SECTION 2. CERTAIN DEFINITIONS. Reference is made to Section of this Agreement for definitions of certain of the terms used herein.

        SECTION 3. COMMITMENT TO LEND. Subject to and upon the terms and conditions of this Agreement, Lender agrees to advance to Borrower up to $15,500,000.00 (the "Loan") as hereinafter provided. Lender has previously disbursed $11,640,000.00 of the proceeds of the Loan to Borrower, pursuant to the terms of the 1990 Loan Agreement. The balance of the proceeds of the Loan, $3,860,000.00, shall be disbursed by Lender to Borrower contemporaneously with the execution of this Agreement.

        SECTION 4. TERMS OF PAYMENT. The Loan and the interest thereon shall be evidenced by, and be payable in accordance with, the Note and the Deed of Trust (the Loan and the interest thereon, together with any other sums payable by Borrower under the Loan Papers, are herein collectively called the "Obligation").

        SECTION 5. ADDITIONAL COVENANTS OF BORROWER. In addition to those covenants set forth in the Deed of Trust, Borrower hereby covenants and agrees as follows:

               5.1 Noncompliance. Borrower will promptly notify Lender of any noncompliance, or any event which, with notice or lapse of time or both, would result in noncompliance, with any statute, law, ordinance, order, judgment, decree, regulation, direction or requirement concerning Borrower, its operations, or the Project, of which Borrower is aware, or in connection with which Borrower has received any notice, correspondence or other communication of a material nature to or from any federal, state or local governmental official, body, board, department or regulatory authority. If any such notice or communication is received by Borrower, Borrower shall engage an independent consultant as described in Section below and shall provide Lender with a statement of Borrower setting forth Borrower's proposed action or response to the noncompliance situation. Borrower will promptly notify Lender of any proposed local, state or federal law that, if enacted, would materially and adversely affect Borrower's current operation of the Project.

               5.2 Consultant. If (a) Borrower fails to maintain at all times a Debt Service Coverage of at least 1.05 to 1.00, calculated by taking the ratio of Net Revenues Available for Debt Service to Debt Service, or (b) the occupancy level of the Project is less than 85% for three (3) consecutive months, or (c) Borrower receives any notice, correspondence or other communication of a material nature from any federal, state or local governmental official, body, board, department or regulatory authority citing violations of or lack of compliance with any statute, ordinance and/or regulation concerning Borrower, its operations or the Project, then Borrower will, at its expense, retain an independent consultant selected from a list of independent consultants designated by Lender from time to time, which independent consultant is to make recommendations to increase the Debt Service Coverage to at least 1.20 to 1.00, increase the occupancy level to at least 90%, or make recommendations to address the violation and/or noncompliance, as the case may be. With regard to a notice of violation or noncompliance received by Borrower as described in (c) above, if such violation or noncompliance can be cured by Borrower within thirty (30) days from the date of receipt of the notice or other communication relating thereto, then the independent consultant's engagement may be limited to a review of Borrower's proposed plan to cure such noncompliance. Such independent consultant will provide a copy of its report to Borrower and to Lender. Borrower further agrees that its compliance with this covenant and/or with the independent consultant's recommendation will not limit any of Lender's rights and remedies upon Borrower's Default or excuse Borrower from any Default whether by reason of its failure to maintain the above-specified Debt Service Coverage or occupancy level, the receipt of a notice of noncompliance, or for any other reason.

               5.3 Annual Budget. Within sixty (60) days prior to the commencement of each fiscal year during the term of the Loan, Borrower will provide to Lender its proposed annual budget for such fiscal year (the "Annual Budget") for review and approval by Lender. Such Annual Budget shall detail the proposed Replacement Disbursements (as hereinafter defined) for capital improvements. Borrower shall not be permitted to make any change, amendment, or supplement




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


to such Annual Budget or schedule of capital improvements without the prior consent of Lender, which consent may be withheld in Lender's sole and absolute discretion; provided, however, Lender agrees to promptly notify Borrower of its approval or disapproval of any change, amendment or supplement to the Annual Budget or the schedule of capital improvements. As a part of its budget process, Borrower will also prepare and provide to Lender a pro forma calculation of the effect the proposed budget will have on the Debt Service Coverage for such fiscal year. Within thirty (30) days following the end of each calendar month, Borrower will provide to Lender a monthly statement setting forth any variance from the Annual Budget.

         SECTION 6.        CERTAIN RIGHTS OF LENDER.

               6.1 Remedies Upon Default. Subject to the provisions in the Loan Papers pertaining to the limitation on the liability of Borrower, should a Default occur and be continuing, Lender shall have all the rights and remedies provided in the Loan Papers, together with such additional remedies as may be available at law or in equity. Without limiting the generality of the foregoing, Lender shall have all rights of a Secured Party under Article 9 of the Uniform Commercial Code of Colorado with respect to any and all monies and accounts in which it is granted a security interest herein, including, without limitation, the Holdback, the Replacement Reserve Account, and the Operating Reserve.

               6.2 Indemnification of Lender. Subject to the provisions in the Loan Papers pertaining to the limitation on the liability of Borrower, Borrower hereby indemnifies Lender, holds Lender harmless and defends Lender from and against any and all liabilities (including, without limitation, any and all taxes and special assessments levied against the Project, or personal property located thereon), obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender, in any way relating to, or arising (i) out of, the Loan Papers or any of the transactions contemplated therein, including, but not limited to, any brokerage commissions or finder's fees claimed by any broker or other party in connection with the loan commitment from Lender to Borrower or the Loan, or (ii) with respect to the Project.

               6.3 Management of Project. In the event Borrower desires to enter into, modify, amend or terminate any management agreement, leasing agreement or any other agreement relating to management, leasing or operation of the Project, Borrower will submit such proposed modification or change to Lender in writing for Lender's prior approval, which approval shall be given or withheld in Lender's sole discretion. Lender shall respond to such requests for approval within a reasonable period of time. Lender shall approve all existing managers and management contracts as well. Lender and Borrower agree that A.R.C. Management Corporation shall serve as manager of the Project. Such manager shall be entitled to receive a management fee of four and one-half percent (4.50%) of Revenues, up to a maximum amount of $20,000.00 per month, pursuant to a management contract approved by Lender, in Lender's sole and absolute discretion. Borrower may replace the manager, provided that such replacement is experienced in the operation and management of comparable projects and subject to Lender's approval of such replacement, management fee and management contract. Any change in the ownership or control of the manager shall entitle Lender to exercise its approval right over the manager and the



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management contract. Each manager shall hold and maintain all licenses, certifications and permits required by law. Each manager shall execute a non-competition agreement under which such manager agrees not to acquire, construct, operate or manage an independent or assisted living facility within five (5) miles of the Project for so long as any Indebtedness is outstanding under the Loan; provided, however, that activities of a manager related to the facility known as "Parkplace" and located at 111 Emerson Street, Denver, Colorado, shall not be deemed a violation of this Section . Any payments payable under a management contract shall be subordinate to, and shall be paid following, the payment in full of Debt Service payments on the Loan in each fiscal year. Borrower shall, and shall cause its on-site administrator to meet with Lender at least quarterly to discuss the financial and physical condition of the Project and the management of the Project, including personnel, resident satisfaction, marketing and other issues pertinent to the success of the Project and, at Lender's reasonable request, provide Lender with reports relating to such information. Any management or leasing contract shall provide that:

                  a. If Lender acquires ownership of the Project, Lender may, without cost or liability to Lender, within ninety (90) days of Lender's notice to such management or leasing agents, terminate the management and leasing agreement, and terminate the on-site administrator and director of leasing.

                  b. If, at any time after three (3) months following the date of execution of this Agreement, there are fewer than 198 units (85%) leased for a period of three (3) consecutive months, Lender may require that Borrower terminate the leasing and management agents for the Property.

         SECTION 7. LIMITATION ON LIABILITY. Reference is hereby made to the provisions of the Note that limit the personal liability of Borrower.

         SECTION 8. CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

         "Cash" means cash, negotiable instruments due on demand, readily marketable securities, demand deposit accounts, or other cash equivalents or assets similar to any of the foregoing.

         "Debt Service" means, for any period, the sum of regular payments of interest and principal under the Note for such period, together with any other payments of Borrower on the Loan and on all other outstanding permitted indebtedness, if any, relating to the Project for such period.

         "Debt Service Coverage" means, for any period, the ratio, as determined by Lender, of Net Revenues Available For Debt Service for such period to Debt Service for such period.

         "Deed of Trust" means the Amended and Restated First Deed of Trust and Security Agreement, in form and substance satisfactory to Lender, of even date herewith, executed by Borrower and encumbering the Project for the benefit of Lender.




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

         "Default" means any event of default (however defined), arising under any of the Loan Papers or in any other document or instrument evidencing, securing, guaranteeing or otherwise pertaining to the Loan and the passage of any applicable grace or cure period provided therein, if any.

         "Loan Papers" means: (a) this Agreement; (b) the Note; (c) the Deed of Trust; (d) that certain Amended and Restated Assignment of Rents and Leases of even date herewith, in form and substance satisfactory to Lender, executed by Borrower for the benefit of Lender; (e) certain UCC-1 financing statements; (f) the Hazardous Substances Indemnity Agreement dated of even date herewith from Borrower in favor of Lender; (g) the Subordination of Management Agreement dated of even date herewith, executed by Lender, Borrower and Manager; (h) any Letters of Credit; and (i) any and all other documents evidencing or securing the Obligation or executed in connection with the Loan.

         "Net Revenues Available For Debt Service" means, for any period, the Revenues less the Total Expenses.

         "Note" means that certain Amended and Restated Promissory Note, in form and substance satisfactory to Lender, dated of even date herewith, in the maximum principal sum of $15,500,000.00, executed by Borrower and payable to the order of Lender.

         "Revenues" means, for any period, all Cash receipts of Borrower from the operation or ownership of the Project after the date hereof which are properly allocable to the Project, including, without limitation, gross resident service revenues, less contractual allowances and provisions for uncollectible accounts, free care and discounted care, if any; other operating revenues; non-operating revenues; entrance fees actually paid, if any, less any refunds made; receipts from leases and parking agreements; concession fees and charges and other miscellaneous operating sources from the Property; proceeds from rental or business interruption insurance; and net proceeds of or recoveries from litigation in which Assignor is involved relating to the operation or ownership of the Property; but excluding security deposits and earnest money deposits until and unless such are forfeited by the depositor; any gain or loss resulting from the early extinguishment of indebtedness or from the sale, exchange, refinancing or other disposition of property not in the ordinary course of business; any proceeds from any condemnation or insurance coverage (other than business interruption), or recovery for damage to the Property; and any gifts, grants, bequests or donations. Revenues shall be determined in accordance with cash basis accounting principles consistently applied.

         "Total Expenses" means all Cash expenses of operating the Project which arise after the date hereof and which are paid by Borrower after the date hereof and which are directly associated with and fairly allocable to ownership or operation of the Project, including (without limitation but without duplication) insurance premiums and ad valorem real estate taxes and assessments (to the extent the same are not paid out of the Escrows as hereinafter defined), amounts deposited in escrows required under the Loan Papers for ad valorem real estate taxes and assessments (the "Escrows"), amounts deposited in the Replacement Reserve Account or the Operating Reserve (both as hereinafter defined), maintenance costs, management fees and costs not to exceed those



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set forth in the Management Agreement for the Project approved by Assignee, interest on the Note (to the extent actually paid), accounting, legal, and other professional fees, fees relating to environmental or financial audits, utility costs, amounts deposited into reserves established under the Operating Budgets, wages, salaries, personnel expenses, but excluding any capital expenditure not properly allocable to the calendar year in question, any payments of interest, principal, or fees (including fees to extend the term thereof) on any loans other than the Loan obtained by Borrower, any payment or expense to which Borrower was or is to be reimbursed from proceeds of the Loan, insurance or any other third party, and any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes. Total Expenses shall be determined on an actual or pro forma basis and on a consolidated or combined basis, as determined by Lender in its sole discretion to be appropriate. For purposes of any calculation of Revenues or Total Expenses, any deduction from gross resident service revenues otherwise required by the definition of Revenues in this Section shall not be made if and to the extent that the amount of such deduction is included in Total Expenses.

         SECTION 9.        LETTERS OF CREDIT; HOLDBACK.

               9.1 Security. As additional security for the Loan, Borrower shall deposit $240,000.00 ("Deposit") in the form of one or more unconditional, irrevocable letters of credit, issued in favor of Lender by an issuer satisfactory to Lender, in form and substance satisfactory to Lender, and having an expiration date satisfactory to Lender ("Letters of Credit"), or a combination of cash and Letters of Credit. Borrower has previously delivered to Lender a Letter of Credit issued by ABN-AMRO Bank, N.V., in the amount of $177,450.00, of which Lender shall retain possession following the date hereof. The balance of the Deposit, $62,550.00 (the "Holdback"), shall be delivered to Lender in cash (or by wire transfer) simultaneously with execution of this Agreement. Such Holdback shall be disbursed to Borrower when Borrower either
(a) replaces the $177,450.00 Letter of Credit with a Letter of Credit in the amount of $240,000.00, or (b) delivers to Lender an additional Letter of Credit in the amount of $62,550.00. Borrower hereby grants to Lender a security interest in the Holdback as additional collateral for the Loan.

               9.2 Full Force and Effect. Except as hereinafter provided, any Letters of Credit and any renewals or replacements thereof shall remain in full force and effect until the Loan is paid in full and all obligations of Borrower under the Loan Papers have been fully performed. Additionally, this Agreement shall not in any manner be construed as amending or modifying the terms of any Letters of Credit.

               9.3 Renewal of Letters of Credit. In connection therewith, it is hereby understood and agreed that no less than thirty (30) days prior to the expiration date of any Letter of Credit and each renewal or extension thereof (until such time as such Letter of Credit has been released by Lender), Borrower shall deliver to Lender a renewal or extension of such Letter of Credit for a term of not less than one (1) year, in form, content and issued by a bank acceptable to Lender in its sole discretion. If requested by Lender, each Letter of Credit (and each renewal or extension thereof) shall, at Borrower's sole cost and expense, be accompanied by an opinion of



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

counsel regarding its due authorization, execution and enforceability (which opinion shall be in form, content and from counsel acceptable to Lender in its sole discretion).

               9.4 Presentment. Lender shall be entitled to draw upon any Letter of Credit upon the occurrence of any Default (including, without limitation, Borrower's failure to deliver a renewal or extension of any Letter of Credit in the time and manner required hereinabove) or if Lender believes, in its sole judgment, that its rights to draw on any Letter of Credit could be in jeopardy. Without limiting the generality of the foregoing, Lender shall also be entitled to draw upon any Letter of Credit if the credit rating or financial condition of the issuing bank is no longer acceptable to Lender in its sole discretion. No draw by Lender on any Letter of Credit shall cure or be deemed to cure any default or limit in any respect any of Lender's remedies under the Loan Papers. Borrower shall replace or restore (to its original principal amount) any Letter of Credit immediately following any full or partial draw thereon by Lender.

               9.5 Application of Proceeds of Letters of Credit. Proceeds of any draw upon any Letter of Credit (after reimbursement of any costs and expenses, including but not limited to attorneys' fees and disbursements, incurred by Lender in connection with such draw) may be applied by the Lender to the payment of the Deed of Trust, or the Note or any other indebtedness secured thereby, in such manner as the Lender, in its sole discretion, deems appropriate.

               9.6 Application of Holdback. Lender shall be entitled to apply any Holdback to the satisfaction of any of Borrower's obligations hereunder upon the occurrence of any Default (including, without limitation, Borrower's failure to deliver a renewal or extension of any Letter of Credit in the time and manner required hereinabove) or if Lender believes, in its sole judgment, that its rights to draw on any Letter of Credit could be in jeopardy. No use or application of any Holdback by Lender shall cure or be deemed to cure any default or limit in any respect any of Lender's remedies under the Loan Papers. Borrower shall replace or restore (to its original amount) any Holdback immediately following any full or partial application of the Holdback by Lender. Any Holdback (after reimbursement of any costs and expenses, including but not limited to attorneys' fees and disbursements, incurred by Lender in connection with such Holdback) may be applied by the Lender to the payment of the Deed of Trust, or the Note or any other indebtedness secured thereby, in such manner as the Lender, in its sole discretion, deems appropriate.

               9.7 Release of Letters of Credit and Holdback; No Waiver. In the event of a transfer of the Project and assumption of the Obligation by American Retirement Corporation, a Tennessee corporation ("ARC"), pursuant to Section 1.17(l) of the Deed of Trust, Lender shall return to Borrower any Letters of Credit received from Borrower, and shall disburse the Holdback to Borrower, upon receipt of a Letter or Letters of Credit or a combination of cash and Letters of Credit from ARC. Such cash and/or Letters of Credit received from ARC shall be subject to all of the terms and conditions of this Section just as if they constituted the original Deposit. After the payment in full of all sums due under the Deed of Trust, the Note secured thereby and all of the other Loan Papers, provided there is no Default or any event or condition which, with notice or the passage of time, or both, could constitute a Default, Lender shall, upon request, release its rights in any Letters of Credit and any Holdback, surrender such Letters of Credit to




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

the issuing banks, and disburse the Holdback to Borrower. No delay or omission of Lender in exercising any right to draw on any Letter of Credit or any Holdback shall impair any such right, or shall be construed as a waiver of, or acquiescence in, any Default under this Agreement. Lender's rights and remedies hereunder shall be cumulative.

         SECTION 10.       REPLACEMENT RESERVE ACCOUNT.

               10.1 Deposits to Replacement Reserve Account. Borrower shall be required, on an annual basis, to spend, on property capital improvements or replacements, and/or pay into a non-interest bearing reserve account held by Lender (a "Replacement Reserve Account"), an amount equal to three percent (3%) of the Revenues of the Project. The actual amount required to be spent and/or paid on an annual basis will be determined by Lender upon completion of an engineering review. Any costs incurred by Lender in connection with any such review shall be paid by Borrower to Lender within five (5) days after written notice from Lender.

               10.2 Use of Replacement Reserve Account. The Replacement Reserve Account shall be held by Lender for payment of costs relating to capital improvements or replacements at the Project requested by Borrower in writing and approved by Lender in writing. In order to qualify for a disbursement from the Replacement Reserve Account (a "Replacement Disbursement"), Borrower must satisfy the conditions precedent to Replacement Disbursements contained in Section below and Lender shall have approved the proposed repairs and replacements. Borrower hereby grants to Lender a security interest in the Replacement Reserve Account as additional collateral for the Loan. Upon the occurrence of a Default, in addition to any other rights and remedies that Lender shall be entitled to as a Secured Party under the Colorado Uniform Commercial Code, Lender, at Lender's sole option, may (but shall not be obligated to) disburse all or any portion of the balance of the Replacement Reserve Account to satisfy all or any part of Borrower's obligations under the Loan Papers, including, but not limited to, the obligation to pay principal and/or interest on the Loan, the payment of taxes or insurance for the Project, or the payment of the reasonable fees and expenses of Lender's counsel.

               10.3 Disbursements from the Replacement Reserve Account. Replacement Disbursements shall be subject to satisfaction of the following terms and conditions:

                  a. The amount of a Replacement Disbursement may not exceed the amount by which, during the loan year, actual expenditures for capital improvements or replacements pre-approved by Lender exceeded $25,000.00.

                  b. There shall exist no Default or any event or condition which, with notice or the passage of time, or both, could constitute a Default.

                  c. There shall have been no change in the financial condition of Borrower or of the Project which materially and adversely affects Borrower's ability to perform its obligations under the Note or the other Loan Papers.

                  d. No condemnation or adverse zoning or usage change proceedings shall have been commenced or threatened against the Project, the Project shall not have suffered any significant damage by fire or other casualty, and no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall be pending or threatened against Borrower or the Project, which would have the effect, in Lender's reasonable judgment, of materially and adversely affecting the financial condition of Borrower, or the Project, its operation or the anticipated benefits to be derived by Borrower therefrom or by Lender in connection with its assisting Borrower in financing the Project for any reason, whether because of Borrower's being prohibited or delayed in converting the Project to usage other than its present usage or otherwise.

                  e. The representations and warranties made in the Loan Papers will be true and correct in all material respects on the date of each such request for a Replacement Disbursement and Borrower shall have performed all acts required by the Loan Papers to have been previously performed by Borrower.

                  f. Replacement Disbursements shall be made only for reimbursement of Borrower for the cost of completed capital expenditures at the Project, and only where Lender has approved the capital improvements and any related plans and specifications. Replacement Disbursements shall be made not more frequently than once per calendar month. Borrower shall not request Replacement Disbursements for any other purpose nor shall Borrower use any Replacement Disbursements for payment of any other cost or expense except as specifically set forth in a request for Replacement Disbursement approved by Lender in writing. Lender shall have no duty or obligation to fund Replacement Disbursements except in accordance with this Agreement and only for expenses incurred in arrears. The expenses incurred in connection with the capital improvements that are funded from the Replacement Reserve Account shall not be considered Total Expenses of the Project.

                  g. Requests for Replacement Disbursements shall specify the amount requested, shall be in minimum increments of $25,000.00, and shall be accompanied by appropriate invoices, bills paid affidavits, partial lien waivers, title endorsements and other documents required by Lender. Furthermore, all proceeds of all previous Replacement Disbursements will have been spent only in strict accordance with the purposes specified in the previous requests for Replacement Disbursements. Additionally, Lender shall have no duty to fund Replacement Disbursements if the sum of (i) the amounts advanced by Lender hereunder plus (ii) all other funds of Borrower available therefor and set aside in a manner which Lender has indicated in writing is satisfactory to it, will not enable Borrower to complete the capital improvements. Within ten (10) business days after the satisfaction of such requirements, Lender, or an engineer or architect selected by Lender, may inspect, for Lender's approval, the capital improvements as a further condition to the disbursement of funds. Any costs incurred by Lender in connection with any such inspection shall be paid by Borrower or reimbursed to Lender within five (5) days after written notice from Lender. Within five (5) days after the satisfaction of such requirements and the inspection, if any, Lender shall disburse to Borrower all sums documented by Borrower in the invoices previously submitted to Lender.

                  h. Borrower shall have delivered to Lender for Lender's approval a list of the names and addresses of all contractors and major subcontractors and materialmen employed by Borrower for the construction, renovation or replacement of improvements at the Project, said list to be periodically updated during the course of construction, together with, if requested by Lender, true and correct copies of all executed contracts and subcontracts. In this connection, the parties agree that if any affiliate of Borrower is designated by Borrower as the contractor and such designation is approved by Lender, such affiliate shall provide all services and materials on such costs and terms no less favorable than could be procured from bona fide arm's length third parties for similar services and materials.

               10.4 Application of Replacement Disbursements after Default. After the occurrence of a Default or any event or condition which, with notice or the passage of time, or both, could constitute a Default, Lender shall have the right, but not the obligation, to disburse and apply the proceeds of any Disbursement to the satisfaction of any of Borrower's obligations hereunder directly to any contractor or subcontractor, title company, and any other person or firm to whom payment is due under this Agreement or any other Loan Papers. Borrower hereby authorizes Lender to hold, use, disburse, and apply the Replacement Reserve Account for payment of costs of construction of the improvements, expenses incident to the Loan and the Project, and the payment or performance of any obligation of Borrower hereunder, including, without limitation, interest on the Loan, any Loan fees owing to Lender, legal fees of Lender's attorneys which are payable by Borrower, and such other sums as may be owing from time to time by Borrower to Lender with respect to the Loan. Notwithstanding the other provisions of this paragraph, nothing in this Agreement is intended to be for the benefit of, nor may be enforced by, nor should be relied upon by, any person, firm or corporation other than Borrower.

         SECTION 11. CASH OPERATING RESERVE FUND. During the term of the Loan, Borrower will maintain a cash operating reserve fund (the "Operating Reserve"), in which Borrower grants to Lender a security interest, in an amount representing twenty-one (21) days of routine Total Expenses. Such amount shall be estimated by Borrower, subject to Lender's approval. Borrower may withdraw monies from the Operating Reserve in order to pay ordinary operating expenses; provided, however, that within ninety (90) days of such withdrawal, Borrower shall restore to the Operating Reserve the full amount of the monies withdrawn. Borrower shall provide Lender with written notice of any withdrawal from or restoration of the Operating Reserve within ten (10) days of such withdrawal or restoration. Upon request by Lender, Borrower shall provide Lender with evidence of Borrower's maintenance of the Operating Reserve and the balance therein.

         SECTION 12.       MISCELLANEOUS PROVISIONS:

               12.1 Default. Any breach of the requirements of this Agreement by Borrower shall constitute a "Default" under this Agreement and under each of the other Loan Papers.

               12.2 Financial Reports. Borrower shall submit to Lender such financial statements and/or reports as are required by the Deed of Trust.

               12.3 Books and Records. Borrower shall keep at the Project or at its offices at 2020 South Monroe Street, Denver, Colorado 80210, complete, true and accurate books and records relating to the Project and shall permit agents and employees of Lender (and any auditors selected by Lender) from time to time upon reasonable request to inspect and copy such books and records during regular office business hours.

               12.4 Governing Law. The laws of the State of Colorado and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of this Agreement.

               12.5 Construction. The parties acknowledge that each party and its counsel has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

               12.6 Entire Agreement. This Agreement and the other Loan Papers embody the entire agreement between Borrower and Lender and supersede all prior agreements and understandings relating hereto, including, without limitation, that certain Loan Application dated August 17, 1994, and that certain Commitment Letter dated November 10, 1994, between Borrower and Lender, and any letter agreement or alleged letter agreement and any correspondence between Borrower and Lender (all of the foregoing being merged into this document and deemed null, void and of no force and effect), and this Agreement and the other Loan Papers may only be amended or supplemented by an instrument in writing executed by Borrower and Lender.

               12.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, provided that Borrower may not, without prior written consent of Lender, assign any of its rights, duties or obligations hereunder except pursuant to a Permitted Transfer (as defined in the Deed of Trust).

               12.8 Maximum Rate. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the maturity of the Note or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum rate permitted by applicable law. If fulfillment of any provision of this Agreement or any of the Loan Papers at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law (including the laws of the United States and the State of Colorado), then ipso facto, the terms and provisions of the Note limiting the amount of interest which shall be paid to or charged by Lender under the Loan shall be applied and followed.

               12.9 Invalid Provisions. If any provision of this Agreement or any of the other Loan Papers is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

               12.10 Expenses. All costs and expenses of closing, including the fees and expenses of Lender's counsel, shall be paid by Borrower, some of which may be paid by proceeds of the Loan.

               12.11 Lender Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs and/or management of Borrower, the power of Lender being limited to the right to exercise the remedies referred to in the Loan Papers. No covenant or provision of the Loan Papers is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Project in Lender or to make Lender in any way responsible for the debts or losses of Borrower or with respect to the Project. Lender and Borrower disclaim any sharing of liabilities, losses, costs or expenses.

               12.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               12.13 Warranty and Representation as to Net Operating Income. Borrower hereby warrants and represents to Lender that, as of the date hereof, the annualized Net Revenues Available For Debt Service is at least $2,196,000.00 from not more than 95% occupancy of the Project by tenants actually in occupancy and paying rent on a current basis (i.e., not more than one (1) month delinquent in their rental payment), assuming a five percent (5%) management fee and reserves for replacements of one percent (1%) of Revenues per year.

               12.14 Warranty and Representation as to Compliance. Borrower hereby warrants and represents to Lender that as of the date hereof, (a) the Project is in full compliance with all zoning, building, health, fire, traffic, environmental, wetlands, coastal and other rules, regulations, ordinances, statutes and requirements applicable to the Project, including, without limitation, Ordinance No. 887, Series of 1991, recorded December 24, 1991, at Reception No. R-91-0127087, pertaining to zoning; and (b) no inspections, renovations, rehabilitation or modifications or changes to any of the improvements at the Project or any certificates of occupancy or any other approvals, consents or authorizations are necessary under any applicable laws, rules or regulations, as a result of Borrower's ownership or operation of the Project.

               12.15 ADA Compliance. Borrower shall take such actions as are reasonably necessary from time to time pertaining to any laws, rules, regulations or codes relating to access for or discrimination against the disabled, including without limitation, the Americans with Disabilities Act, 42 U.S.C.A. ss.ss. 12101 et seq., as interpreted and amended from time to time, the Fair Housing Amendments Act of 1988, 42 U.S.C.A. ss.ss. 3601 et seq., as interpreted and amended from time to time, and the regulations promulgated pursuant thereto.

               12.16 Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when delivered in person or sent by certified mail, return receipt requested, to either party hereto at the address set forth below, or at such other address of which it shall have notified the party giving such notice in writing as aforesaid:

                  If to Borrower:  Carriage Club of Denver, L.P.
                                   2020 South Monroe Street
                                   Denver, Colorado  80210
                                   Attention:  Executive Director

                  with a copy to:  Mr. David L. Widener
                                   President
                                   Sagebrush, Inc.
                                   2535 Tech Drive, Suite 111
                                   Bettendorf, Iowa  52722

                  If to Lender:    General Electric Capital Corporation
                                   13355 Noel Road, Suite 2000
                                   Dallas, Texas 75240
                                   Attention:  Manager - Real Estate Financing

         EXECUTED AND DELIVERED as of the date first above recited.

                                    BORROWER:

                                    CARRIAGE CLUB OF DENVER, L.P., a
                                    Delaware limited partnership

                                    By:    Sagebrush, Inc., a Delaware
                                           corporation, its sole general
                                           partner



                                           By: /s/ David L. Widener
                                              -------------------------------
                                              David L. Widener

                                             PRESIDENT
                                     LENDER:

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, a New York corporation



                                     By: /s/ Christopher S. Peters
                                         ------------------------------------
                                         Christopher S. Peters
                                         Project Manager

                                   EXHIBIT A

                                 (The Project)


A TRACT OF LAND BEING A PART OF BLOCK 19, THE VACATED ALLEY THEREIN, PARTS OF VACATED EAST ASBURY AND BUCHTEL BLVD., UNIVERSITY PARK AMENDED MAP, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF SOUTH MONROE STREET, SAID POINT BEING
30.75 FEET NORTHERLY OF THE SOUTH LINE OF SAID BLOCK 19; THENCE NORTHERLY ON SAID EAST LINE OF SOUTH MONROE STREET, A DISTANCE OF 675.10 FEET TO THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF BUCHTEL BOULEVARD AS DESCRIBED IN BOOK 8854 AT PAGE 283 OF THE CITY AND COUNTY OF DENVER RECORDS; THENCE ON AN ANGLE OF 100(degree)36'18" TO THE RIGHT AND ALONG SAID SOUTHWESTERLY RIGHT-OF-WAY LINE A DISTANCE OF 269.60 FEET; THENCE ON AN ANGLE TO THE RIGHT OF 79(degree)23'42" A DISTANCE OF 319.87 FEET; THENCE ON AN ANGLE TO THE LEFT OF 45(degree)00'00" A DISTANCE OF 35.36 FEET; THENCE ON AN ANGLE TO THE RIGHT OF 45(degree)00'00" A DISTANCE OF 311.11 FEET TO THE NORTH RIGHT-OF-WAY LINE OF EAST EVANS AVENUE; THENCE ON AN ANGLE TO THE RIGHT OF 89(degree)57'00" AND ALONG SAID NORTH RIGHT-OF-WAY LINE A DISTANCE OF 260.00 FEET TO A POINT 30.00 FEET EASTERLY OF THE EAST LINE OF SAID SOUTH MONROE STREET; THENCE ON AN ANGLE TO THE RIGHT OF 45(degree)44'00" A DISTANCE OF 42.94 FEET TO THE POINT OF BEGINNING,

CITY AND COUNTY OF DENVER,
STATE OF COLORADO.


                                   Exhibit A
                                     Page 1